Verano Announces First Quarter 2025 Financial Results
CHICAGO, May 8, 2025 (GLOBE NEWSWIRE) – Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced its financial results for the first quarter ended March 31, 2025, which were prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).
First Quarter 2025 Financial Highlights

	For the Three Months Ended,
($ in thousands)	March 31, 2025	December 31, 2024	March 31, 2024
Revenues, net of Discounts	209,809	218,206	221,306
Gross Profit	99,581	107,534	112,960
Income (Loss) from Operations	15,002	(303,883)	22,671
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	(11,515)	(272,706)	(4,822)
Adjusted EBITDA[1]	54,398	62,850	66,547
First Quarter 2025 Financial Highlights
•Revenues, net of discounts, of $210 million, a decrease of 5% year-over-year, and a decrease of 4% versus the prior quarter.
•Gross profit of $100 million or 47% of revenue.
•SG&A expenses of $85 million or 40% of revenue.
•Net Loss of $(12) million or (5)% of revenue.
•Adjusted EBITDA1 of $54 million or 26% of revenue.
•Net cash provided by operating activities of $2 million.
•Capital expenditures of $14 million.
Management Commentary
“I am very pleased with the progress we made during the first quarter executing our strategic priorities leveraging innovation, automation and differentiation, while driving efficiencies across the business,” said George Archos, Verano founder, chairman and Chief Executive Officer. “Throughout the first quarter, we strengthened our core business by optimizing our footprint, implementing cutting-edge automation technology - which increased productivity and reduced costs by streamlining operations - and generated savings while still expanding our product portfolio and retail footprint, which is a testament to our team’s operational excellence.”
Archos concluded: “As we continue navigating industry dynamics, I am confident in our ability to advance the strategic priorities we’ve outlined for the year that aim to strengthen our foundation and core business, and I look forward to propelling Verano towards a bright future.”

First Quarter 2025 Financial Overview
Revenues, net of discounts, for the first quarter 2025 were $210 million, down from $221 million for the first quarter of 2024, and down from $218 million for the fourth quarter of 2024. The decrease in revenue for the first quarter 2025 compared to the first quarter 2024 was driven primarily by an increase in promotional activity and price compression in key markets, which was partially offset by Ohio adult use sales, strong performance in Florida, and contributions from Arizona and Virginia operations acquired from The Cannabist Company Holdings Inc. (“Cannabist”) in 2024.
Gross profit for the first quarter 2025 was $100 million or 47% of revenue, down from $113 million or 51% of revenue for the first quarter 2024, and down from $108 million or 49% of revenue for the fourth quarter 2024. The decrease in gross profit for the first quarter 2025 compared to the first quarter 2024 was primarily due to overall revenue declines and increased promotional activity.
SG&A expenses for the first quarter 2025 were $85 million or 40% of revenue, down from $90 million or 41% of revenue for the first quarter 2024, and up from $84 million or 38% of revenue for the fourth quarter 2024. The decrease in SG&A expenses for the first quarter 2025 compared to the first quarter 2024 was driven primarily by a decrease in amortization and ongoing efficiencies generated across the business, partially offset by additional SG&A costs associated with the Cannabist acquisitions and new store openings.
Net loss for the first quarter 2025 was $(12) million or (5)% of revenue, versus $(5) million or (2)% of revenue in the first quarter 2024. The increase in net loss for the first quarter 2025 compared to the first quarter 2024 was driven by an overall decline in revenue, net of discounts, and gross profit, coupled with an increase in income tax provision compared to the prior year period.
Adjusted EBITDA1 for the first quarter 2025 was $54 million or 26% of revenue.
Net cash provided by operating activities for the first quarter 2025 was $2 million, down from $31 million for the first quarter 2024, which was primarily attributable to increased income tax payments compared to the prior year period.
Capital expenditures for the first quarter 2025 were $14 million, up from $10 million for the first quarter 2024.
First Quarter 2025 Operational Highlights
•Expanded the Company's retail footprint by opening the following new dispensaries:
◦MÜV™ North Miami Beach, elevating the Company's Florida operations to 80 dispensaries statewide; and
◦Zen Leaf™ Ashford, the Company's sixth dispensary in Connecticut.
•Launched new products and line extensions in the industry's fastest-growing categories to respond to market demand and growing consumer trends, including:
◦Savvy™ Strut 2-gram all-in-one vapes, incorporating NFC chip technology to provide users with deals and promotions with the tap of a smartphone; and
◦Savvy™ 100 Proof diamond-infused barrel-style pre-roll joints.
•Secured an additional $12 million in financing by leveraging the Company's owned CPG real estate in Nevada and Arizona.
Subsequent Operational Highlights
•Announced the promotion and appointment of Richard Tarapchak as Chief Financial Officer in April.
•Expanded retail operations in Florida with the opening of MÜV™ New Smyrna Beach, raising the Company's current statewide retail footprint to 81 dispensaries.
•Current operations span 13 states, comprised of 155 dispensaries and 15 production facilities with more than 1.1 million square feet of cultivation capacity.

Balance Sheet and Liquidity
As of March 31, 2025, the Company’s current assets were $361 million, including cash and cash equivalents of $84 million. The Company had working capital of $193 million and total debt, net of issuance costs, of $421 million.
The Company’s total Class A subordinate voting shares outstanding was 359,718,318 as of March 31, 2025.

Conference Call and Webcast
A conference call and webcast with analysts and investors is scheduled for May 8, 2025 at 8:30 a.m. ET / 7:30 a.m. CT to discuss the results and answer investor and participant questions.
•Investors and participants can register in advance for the call by visiting: https://edge.media-server.com/mmc/p/e8ca4on8/
•After registering, instructions will be shared on how to join the call for those who wish to dial in.
•Analyst participants can join via phone by dialing:
◦Dial in Toll-Free: (800) 715-9871
◦International: (646) 307-1963
◦Passcode: 2841964
•The live and archived webcast will be available on the Events and Presentations page of the Company’s investor relations website at investors.verano.com.
_________________________
1Adjusted EBITDA and Adjusted EBITDA as a percentage of revenue (“Adjusted EBITDA Margin”) are non-U.S. GAAP financial measures. Each is derived from EBITDA, another non-U.S. GAAP financial measure, and is defined in this news release in the section below titled “Non-U.S. GAAP Financial Measures.” The most directly comparable U.S. GAAP financial measure to adjusted EBITDA is net income (loss) and the most directly comparable measure to adjusted EBITDA margin is net income (loss) as a percentage of revenue (“net income (loss) margin”). The reconciliation of (i) adjusted EBITDA to U.S. GAAP net income (loss) and (ii) adjusted EBITDA margin to net income (loss) margin is set forth below in the tables included in this news release.
Non-U.S. GAAP Financial Measures
Verano uses non-U.S. GAAP financial information to evaluate the performance of the Company. The terms “EBITDA,” “Adjusted EBITDA,” and “Adjusted EBITDA Margin” do not have any standardized meaning prescribed within U.S. GAAP and therefore may not be comparable to similar measures presented by other companies. Accordingly, this non-U.S. GAAP financial information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.
The Company calculates EBITDA as net income (loss) before interest expense, income tax expense, depreciation, and amortization and Adjusted EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization and also excludes certain one-time extraordinary items. The calculations of the non-U.S. GAAP financial measures used in this news release and the reconciliations to the most comparable U.S. GAAP financial numbers are included in the tables below.
Management believes that this non-U.S. GAAP financial information is useful as a supplement to comparable U.S. GAAP financial information because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their U.S. GAAP results. Management reviews these non-U.S. GAAP financial measures on a regular basis and uses them, together with financial measures included in the Company’s financial statements, to evaluate and manage the performance of the Company’s operations. These measures should be evaluated only in conjunction with the comparable U.S. GAAP financial numbers reported by the Company.

About Verano
Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNOF), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano provides a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners, including Cabbage Club™, an innovative annual membership program offering exclusive benefits for cannabis consumers. Verano produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Verano™, (the) Essence™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s active operations span 13 U.S. states, comprised of 15 production facilities with over 1.1 million square feet of cultivation capacity. Learn more at Verano.com.
Contacts:
Investors
Verano
Aaron Miles
Chief Investment Officer
Investors@verano.com
Media
Verano
Steve Mazeika
VP, Communications
steve.mazeika@verano.com
312-348-4430
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans, strategies, or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects,” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2024 and any subsequent quarterly reports on Form 10-Q, in each case, filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.
Financial Information Tables
The following tables include select financial results and the reconciliations of the non-U.S. GAAP financial measures to the respective most directly comparable U.S. GAAP financial measures for the presented periods.

VERANO HOLDINGS CORP.
Highlights from Unaudited Interim Condensed Consolidated Statements of Operations

	For the Three Months Ended,
($ in thousands)	March 31, 2025	December 31, 2024	March 31, 2024
Revenues, net of Discounts	$209,809	$218,206	$221,306
Cost of Goods Sold, net	110,228	110,672	108,346
Gross Profit	$99,581	$107,534	$112,960
Gross Profit %	47%	49%	51%
Operating Expenses:
Selling, General and Administrative Expenses	84,579	83,718	90,289
Loss on Impairment of Intangibles - Goodwill	—	8,179	—
Loss on Impairment of Intangibles – License & Fixed Assets	—	319,520	—
Total Operating Expenses	84,579	411,417	90,289
Income (Loss) from Operations	$15,002	$(303,883)	$22,671
Other Income (Expense), net:
Loss on Disposal of Property, Plant and Equipment	(84)	(348)	(143)
Gain on Deconsolidation	4,739	—	—
Loss on Debt Extinguishment	(63)	—	—
Interest Expense, net	(13,562)	(12,637)	(15,114)
Other Expense, net	(198)	(1,379)	(759)
Total Other Income (Expense), net	(9,168)	(14,364)	(16,016)
Income (Loss) Before Provision for Income Taxes	$5,834	$(318,247)	$6,655
Provision for Income Tax (Expense) Benefit	(17,349)	45,541	(11,477)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(11,515)	$(272,706)	$(4,822)

VERANO HOLDINGS CORP.
Highlights from Condensed Consolidated Balance Sheets

	March 31, 2025	December 31, 2024
($ in thousands)	(Unaudited)
Cash and Cash Equivalents	$84,220	$87,796
Other Current Assets	276,921	269,713
Property, Plant and Equipment, net	529,996	537,964
Intangible Assets, net	717,260	734,005
Goodwill	247,600	246,230
Other Long-Term Assets	112,985	113,248
Total Assets	$1,968,982	$1,988,956

Total Current Liabilities	167,644	197,968
Total Long-Term Liabilities	859,734	840,169
Shareholders' Equity	943,381	952,174
Non-Controlling Interest	(1,777)	(1,355)
Total Liabilities and Shareholders' Equity	$1,968,982	$1,988,956

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to EBITDA (Non-U.S. GAAP) and Adjusted EBITDA (Non-U.S. GAAP, Unaudited)

	For the Three Months Ended,
($ in thousands)	March 31, 2025	December 31, 2024	March 31, 2024
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(11,515)	$(272,706)	$(4,822)
Interest Expense, net	13,562	12,637	15,114
Income Tax Expense (Benefit)	17,349	(45,541)	11,477
Depreciation and Amortization	31,791	31,514	35,552
EBITDA	$51,187	$(274,096)	$57,321

COGS Add-backs:
Acquisition, Transaction and Other Non-operating Costs	2,282	914	—
Employee Stock Compensation	648	243	474

SG&A Add-backs:
Acquisition, Transaction and Other Non-operating Costs	1,269	1,763	3,476
Employee Stock Compensation	2,655	3,669	3,454

Impairments	—	327,699	—

Acquisition Adjustments and Other Income & Expense, net	(3,643)	2,658	1,822

Adjusted EBITDA[1]	$54,398	$62,850	$66,547

Net Loss Margin	(5)%	(125)%	(2)%
Adjusted EBITDA Margin[1]	26%	29%	30%